Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the ING 401(k) Plan for ILIAC Agents of our report dated June 26, 2008, with respect to the financial statements and schedule of ING 401(k) Plan for ILIAC Agents included in the Plan’s Annual Report on Form 11-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia

March 16, 2009